Exhibit 3.2

ARTICLES OF AMENDMENT

TO THE

AMENDED AND

RESTATED ARTICLES OF INCORPORATION

OF

SUPERTEL HOSPITALITY, INC.

Supertel Hospitality, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland as follows:

FIRST:                                The Corporation desires to amend its Amended and Restated Articles of Incorporation as currently in effect (the “Articles”).

SECOND:                      Article I of the Articles is hereby amended in its entirety as follows:

“I.

NAME

The name of the corporation (which is hereinafter called the “Corporation”) is Condor Hospitality Trust, Inc.”

THIRD:                      This amendment to the Articles as hereinabove set forth has been duly advised and approved by a majority of the entire board of directors and that the amendment is limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

FOURTH:                      The undersigned Chief Executive Officer acknowledges theses Articles of Amendment to be the act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information, and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

FIFTH:                                These Articles of Amendment shall become effective as of the later of (i) the time the State Department of Assessments and Taxation of Maryland accepts these Articles of Amendment for record, or (ii) 12:01 a.m. (Eastern Time) on July 15, 2015.

 [Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to it by its Treasurer on this 14th day of July, 2015.

SUPERTEL HOSPITALITY, INC.

By: /s/ J. William Blackham
Name: J. William Blackham
Title: Chief Executive Officer

ATTEST:

By: /s/ Patrick E. Beans
Name: Patrick E. Beans
Title: Treasurer